This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

                                                        EDISON INTERNATIONAL
                                                       STOCK OPTION RETENTION
                                                           EXCHANGE OFFER
                                                      EXCHANGE OFFER CIRCULAR

         Edison International ("EIX") is offering (the "Exchange Offer"), upon the terms and conditions set forth in this Exchange
Offer Circular (this "Circular"), to exchange (the "Exchange") deferred stock units ("DSUs") related to shares of EIX common stock for outstanding non-qualified stock options to purchase EIX common stock that were granted by EIX during the calendar year 2000
("2000 EIX Options").

         If you accept the Exchange Offer, the 2000 EIX Options that you elect to exchange will terminate and EIX will grant you a number of DSUs.  The number of DSUs that you will be granted will be calculated based on a specified exchange ratio as described in this Circular.  Each DSU will, subject to vesting, be paid in a share of EIX common stock.  The DSUs generally will vest, subject to continued employment, in four equal installments on each of the first, second, third and fourth anniversaries of the date of the Exchange.

         EIX is giving you an individualized statement that sets forth the 2000 EIX Options that you may exchange (your
"Individualized Statement").  Your Individualized Statement is included with this Circular.

         You must be actively employed by EIX or by a subsidiary of EIX as of the date of the Exchange in order to participate in the Exchange Offer.  If you elect to participate in the Exchange and the Exchange is completed, you release all of your rights
(other than your right to receive the DSUs contemplated by the Exchange Offer) with respect to the 2000 EIX Options that you exchange.

         For details of the Exchange Offer, see "Questions and Answers about the Exchange Offer" in this Circular.  The Exchange
Offer will expire at 5:00 p.m., Pacific Time, on November 28, 2001, unless extended by EIX in its sole discretion.  Capitalized terms used in this Circular have the meanings given to them herein.  An index of defined terms is attached as Attachment A to this
Circular.

                                           The Date of this Circular is October 26, 2001.

                                                              TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

Summary  1

Attachments:

The following other documents are enclosed with this Circular:
         A.       Your Individualized Statement.
         B.       An Election Form and Release Agreement.

                                                   -----------------------------
                                                                   Summary

o        The Exchange Offer.  If you accept the Exchange Offer, the 2000 EIX Options that you elect to exchange will terminate and
         EIX will grant you a certain number of DSUs.

         You must be an employee of the Company (as defined below) on the Exchange Date (as defined below) in order to participate in the Exchange.  The term "Company" is used in this Circular to mean EIX, and/or any other corporation or entity the majority of the voting stock or voting power of which is owned, directly or indirectly, by EIX, as the context requires.
         The "Exchange Date" will be the first business day after the Exchange Offer expires (the Exchange Offer is scheduled to expire, unless extended by EIX, on November 28, 2001).

         For details of the Exchange Offer, see the "Questions and Answers about the Exchange Offer" section of this Circular generally.

o        Reasons for the Exchange Offer.  In light of the California power crisis, the resulting financial distress of Southern
         California Edison Company ("SCE")  and its related effects on EIX and the other affiliates, the 2000 EIX Options may no longer convey the full incentives that were originally intended.  The EIX Board of Directors believes it is important to provide continued incentives to managers and employees of EIX and its affiliates to encourage continued dedication to the
         Company, and to align the

         interests of Company employees and managers with those of EIX's shareholders.  Therefore, EIX is making the Exchange
         Offer to give you an opportunity to either: (1) keep your 2000 EIX Options, or (2) exchange all or a portion of your 2000
         EIX Options for DSUs in accordance with the terms and conditions described in this Circular.  The decision to accept or reject the Exchange Offer is entirely voluntary on your part.  The EIX Board of Directors, the EIX Compensation and
         Executive Personnel Committee (the "Committee"), and the Company, make no recommendation as to whether you should accept or reject the Exchange Offer.  In making your decision, be sure to bear in mind the factors described under "Risk
         Factors" below.

o        Payment Terms.  As noted above, if you accept the Exchange Offer, the 2000 EIX Options that you elect to exchange will terminate and EIX will grant you a certain number of DSUs calculated based on the number of options that you exchange and the specified exchange ratios described in this Circular.

         DSUs are bookkeeping entries, used solely as a device to determine the number of shares of EIX common stock to be eventually distributed to you.  DSUs granted in exchange for 2000 EIX Options will, however, be subject to a new vesting schedule regardless of the vesting schedule that applied to your 2000 EIX Options.

         The DSUs are described below under "EIX Deferred Stock Units."

o        Exchange of 2000 EIX Options; Release.  To accept the Exchange Offer, you must: (1) agree to exchange all or a portion of your outstanding 2000 EIX Options; and (2) release all of your rights and remedies with respect to your exchanged 2000
         EIX Options, except the right to be granted DSUs as described in this Circular.  Your release will be void if the
         Exchange is not completed.

o        Expiration Time.  The Exchange Offer will expire at 5:00 p.m., Pacific Time, on November 28, 2001 (the "Expiration
         Time"), unless the Exchange Offer is extended by EIX in its sole discretion.  If you want to accept the Exchange Offer for all or a portion of your outstanding 2000 EIX Options, your election to that effect must be received by EIX prior to the
         Expiration Time; otherwise, you will be deemed to have rejected the Exchange Offer.  Your election to accept or reject the Exchange Offer must be made on the Election Form and Release Agreement included with this Circular (the "Election
         Form").

o        Consequences of Not Accepting the Exchange Offer.  You may decline to accept the Exchange Offer.  If you decline, or if you do not timely return an election to accept the Exchange Offer, your 2000 EIX Options will remain outstanding subject to their existing terms.

o        Additional Information.  After reading this Circular, if you have any questions with respect to the Exchange Offer or if you disagree with the data reflected in your Individualized Statement, please contact EIX Executive Compensation.  You may contact EIX Executive Compensation at (626) 302-7568 or (626) 302-1025 or email EIX Executive Compensation at
         weissl@sce.com or kossm@sce.com.

ALTHOUGH THE EIX COMPENSATION AND EXECUTIVE PERSONNEL COMMITTEE HAS APPROVED THE EXCHANGE OFFER, NO RECOMMENDATION IS MADE BY THE
EIX BOARD OF DIRECTORS, BY THE EIX COMPENSATION AND EXECUTIVE PERSONNEL COMMITTEE, BY EIX, OR BY ANY OTHER AFFILIATE AS TO WHETHER
YOU SHOULD ACCEPT OR REJECT THE EXCHANGE OFFER.  YOU MUST MAKE YOUR OWN DECISION TO ACCEPT OR REJECT THE EXCHANGE OFFER.

THE COMPANY HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON THE COMPANY'S BEHALF AS TO WHETHER YOU SHOULD ACCEPT THE
EXCHANGE OFFER.  YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS CIRCULAR AND THE INFORMATION CONTAINED IN THE DOCUMENTS
EXPRESSLY REFERRED TO IN THIS CIRCULAR.  THE COMPANY HAS NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE INFORMATION AND THE REPRESENTATIONS CONTAINED IN THIS
CIRCULAR AND IN THE DOCUMENTS EXPRESSLY REFERRED TO IN THIS CIRCULAR.  IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU
OR GIVES YOU ANY OTHER INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR OTHER INFORMATION AS HAVING BEEN
AUTHORIZED BY THE COMPANY.

                                                                Risk Factors

         The value of your 2000 EIX Options may be greater or lesser than the DSUs offered to you in the Exchange.

         Valuation Risks.  The number of DSUs that you will be granted if you elect to exchange your outstanding 2000 EIX Options will be determined in the manner described in the response to Question 9 below.  The exchange ratios that are used for such purposes have been calculated solely for purposes of the Exchange Offer.  The actual value of your outstanding 2000 EIX Options could be less than, more than, or equal to the value of the DSUs that you are being offered for your 2000 EIX Options.  For example, if the stock price of EIX should increase, you may have been better off holding onto your 2000 EIX Options and not participating in the Exchange.  That is, because the exchange ratios are not 1:1 (you will receive fewer DSUs than the options that you exchange), certain levels of stock price appreciation could render your 2000 EIX Options more valuable than the DSUs that you are being offered for those options.

         Solvency of EIX.  Your rights to the grant and payment of DSUs are only those of a general unsecured creditor of EIX.
The payment of the DSUs is subject to EIX's continued solvency.

         The Release.  If you accept the Exchange Offer and the Exchange is completed, your 2000 EIX Options that you elect to exchange will terminate and, as described in more detail in the response to Question 3 below, you release all of your rights with respect to your exchanged 2000 EIX Options (except the right to receive DSUs on the terms described in this Circular).

         Stock-Related Risks.  The economic effect of DSUs is similar to an investment in EIX common stock.  However, unlike a shareholder, you cannot sell or pledge your DSUs and your DSUs do not carry any voting, dividend or other shareholder rights.
DSUs are non-transferable and illiquid and thus their "value" is at full market risk until they are paid out.  You may lose value to the extent of any decline in the fair market value of the EIX common stock or its failure to increase at a rate commensurate with lost opportunities.  Neither appreciation nor return on your DSUs can be assured.

         Vesting Risks.  The DSUs will be subject to a new four-year vesting schedule even if they relate to vested options.
Therefore, if you accept the Exchange Offer and your employment terminates before all of your DSUs are vested, your unvested DSUs will terminate even though the Options to which they relate may have (if you had not exchanged them) been vested.

                                                       Questions And Answers

                                                      About The Exchange Offer

Generally, the topics discussed in this section assume that you will be employed by the Company on the Exchange Date.  If you are not an employee of the Company on the Exchange Date, you will not be eligible to participate in the Exchange.

         General

1.       Why is EIX making the Exchange Offer?

                  In light of the California power crisis that arose shortly after the grant of the 2000 EIX Options, the resulting financial distress of SCE and its related effects on EIX and the other affiliates, the 2000 EIX Options may no longer convey the full incentives that were originally intended.  The EIX Board of Directors believes it is important to provide continued incentives to managers and employees of EIX and its affiliates to encourage continued dedication to the Company, and to align the interests of Company managers with those of EIX's shareholders.  Therefore, EIX is making the Exchange Offer to give you certain flexibility to select the incentive that you feel represents the greater potential benefit to you (either the 2000 EIX Options or the DSUs that they can be exchanged for as described in this Circular).

2.       How can I accept the Exchange Offer?

                  You may accept the Exchange Offer, under the terms and subject to the conditions set forth herein, at any time prior to the Expiration Time.  If you accept the Exchange Offer, you may accept it as to 100%, 50% or 0% of each
                  EIX option grant made to you during the calendar year 2000.

                  To accept the Exchange Offer, you must: (1) sign and date the Election Form included with this Circular;
                  (2) indicate on the Election Form that you accept the Exchange Offer and agree to the terms of the release set forth in the Election Form (you must also indicate the 2000 EIX Options that you want to exchange); and (3) mail, telecopy, or hand deliver the Election Form to EIX at the following address for receipt prior to the Expiration
                  Time:

                           Attn:  Lu Weiss, Executive Compensation
                           Edison International
                           G.O. 4, Room 165M
                           8631 Rush Street
                           Rosemead, California 91770
                           tel:  (626) 302-7568
                           fax: (626) 302-5611

                  Elections that are e-mailed will not be accepted.

                  If the Election Form is signed by trustees, executors, administrators, guardians, attorneys-in-fact or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by EIX, submit evidence satisfactory to EIX of their authority to act in this capacity.

                  Your election to accept or reject the Exchange Offer will become irrevocable upon the Expiration Time.  If you file an Election Form and want to change your election, you may change your election by filing a new Election
                  Form in accordance with the procedures described above so that your new Election Form is received by EIX before the Expiration Time.  If you file an Election Form and want to totally withdraw from the Exchange Offer, you may do so by filing a new Election Form in accordance with the procedures described above so that your new Election
                  Form is received by EIX before the Expiration Time and by checking the box on this Election Form indicating that you reject the Exchange Offer.  EIX will rely on the last validly-filed Election Form that you file and it receives before the Expiration Time.  Be sure to read your Election Form.

                  If you want to change an Exchange Offer election that you have made and you need a new Election Form, you may request one from EIX Executive Compensation at the telephone number or e-mail address given on page 2.  Be sure to allow at least two business days for EIX Executive Compensation to deliver a new Election Form to you.

                  The Exchange Offer does not apply with respect to any options that you may own other than your 2000 EIX Options.

                  You are responsible for the method of delivery of your Election Form and ensuring that your Election Form is received by EIX before the Expiration Time.  You should allow sufficient time to ensure timely delivery of your
                  Election Form.

3.       What is the release that is set forth in the Election Form?

                  By signing your Election Form and indicating that you accept the Exchange Offer, you agree to the termination of your exchanged 2000 EIX Options and to the provisions of a release set forth in Section C of the Election Form.
                  The release will operate as an unconditional release by you and your trustees, executors, administrators, guardians, attorneys-in-fact or others acting in a fiduciary or representative capacity of all rights and remedies relating to your exchanged 2000 EIX Options.  That is, by agreeing to the release you agree that your exchanged 2000 EIX Options, and all of your rights with respect to your exchanged 2000 EIX Options, automatically terminate on the Exchange Date (except for your right to receive DSUs on the terms and conditions described in this Circular).

                  By signing your Election Form, you also agree that any dispute or controversy related to or arising out of the
                  Exchange will be submitted to arbitration in accordance with the terms set forth in Section D of the Election
                  Form.

4.       What happens if I accept the Exchange Offer and the Exchange is completed?

                  If you decide to accept the Exchange Offer and timely return a valid Election Form to that effect, and the other conditions to the completion of the Exchange described herein have been satisfied, the DSUs will be granted to you on the Exchange Date as described in the next paragraph.  You will have no further rights with respect to your exchanged 2000 EIX Options.

                  EIX will grant you a number of DSUs, as described in the response to Question 9 below.  All DSUs will be issued under the EIX Equity Compensation Plan (the "ECP").  For more information on the DSUs, see the "EIX Deferred
                  Stock Units" section below, the ECP attached to this Circular as Attachment B, and the Statement of Terms and
                  Conditions attached to this Circular as Attachment C.  You should also refer to the Prospectus for the ECP.  You have previously been given a copy of the ECP Prospectus.  If you need another copy, contact EIX Executive
                  Compensation at the telephone number or e-mail address given on page 2.

                  The Company will sign and return a copy of your Election Form and a DSU Award Certificate to you after the
                  Exchange Date to evidence the completion of the Exchange.

                  All of the 2000 EIX Options were granted under either the ECP or the EIX 2000 Equity Plan.  The shares that were reserved for issuance under the ECP and the 2000 Equity Plan with respect to 2000 EIX Options that terminate in connection with the Exchange will again become part of the pool of shares that are available for award grants under the ECP and the 2000 Equity Plan, respectively.

                  If you exercise a 2000 EIX Option before the Expiration Time, the Exchange Offer will not apply with respect to any shares subject to the portion of the option that you elect to exercise.  If you elect to exchange a 2000 EIX
                  Option in the Exchange Offer and the Exchange is completed, you may not elect to exercise any portion of that option upon or after the Expiration Time.

5.       Can the Exchange Offer be modified?

                  Prior to the Expiration Time, EIX may, in its sole discretion, extend, modify or revoke the Exchange Offer.  You will be notified if the Exchange Offer is revoked.  You will also be notified (and given an opportunity to change any Election Form that you may have previously filed) if the Exchange Offer is modified in any material manner.

                  Subject to EIX's right to modify or revoke the Exchange Offer, (1) the only condition to the Exchange Offer is that you must be employed by the Company on the Exchange Date, and (2) the Exchange Offer is not subject to other conditions (for example, the Exchange Offer has not been conditioned on a minimum number of options being exchanged).

                  EIX is not aware of any jurisdiction where the Exchange or the Exchange Offer would violate applicable law.  If
                  EIX becomes aware of any jurisdiction where the Exchange or the Exchange Offer would violate applicable law, the
                  Exchange Offer will be revoked in cases where applicable law cannot be satisfied.

                  EIX reserves the right to reject any or all elections with respect to the Exchange Offer that EIX determines are not in appropriate form.

6.       Do the terms of my 2000 EIX Options apply to the Exchange?

                  No.  The Exchange Offer itself is made outside the scope of any Company incentive compensation program.  The terms of any such program and your 2000 EIX Options therefore do not apply to the Exchange Offer.  The DSUs will, however, be granted under and subject to the terms of the ECP.

7.       What happens if I accept the Exchange Offer but my employment terminates before the Exchange Date?

                  If you accept the Exchange Offer but your employment by the Company terminates before the Exchange Date, the release that you gave in accepting the Exchange Offer will be void and your 2000 EIX Options will remain outstanding in accordance with their terms.

8.       What will happen to my 2000 EIX Options if I do not accept the Exchange Offer?

                  If you do not accept the Exchange Offer (or if you do not accept the Exchange Offer with respect to all of your
                  2000 EIX Options), your 2000 EIX Options that are not exchanged will remain outstanding in accordance with their terms.  Participation in the Exchange Offer is entirely voluntary.  You should consult with your legal, financial and tax advisors in making your decision on what action to take.  Neither the Board of Directors of EIX, the
                  Committee, nor the Company, takes a position with respect to the advisability in your particular case of the
                  Exchange Offer.

The Calculation of DSUs

9.       If I accept the Exchange Offer, how will the number of my DSUs be calculated?

                  If you timely accept the Exchange Offer and the Exchange is completed, you will be granted a number of DSUs.  The number of DSUs that you are granted for a particular 2000 EIX Option that you elect to exchange will be calculated based on the applicable exchange ratio in the following chart and based on the total number of EIX shares subject to the outstanding portion of the 2000 EIX Option that you elect to exchange.

                  The following chart sets forth the exchange ratios that will be used in the Exchange Offer.  The ratio applicable to any particular 2000 EIX Option is

                  determined based on the exercise price, type of grant and remaining term of the option.

                                                                                   Exchange Ratio
                  Date of Grant               Exercise Price     Type of Grant  (Option Shares: DSUs)
                  -------------               --------------     -------------  ---------------------
                  January 3, 2000             $25.1875           EIX              3.2580:1
                  January 18, 2000            $27.1250           EIX              3.3854:1
                  February 11, 2000           $27.9062           EIX              3.4368:1
                  March 1, 2000               $25.7187           EIX              3.2929:1
                  March 6, 2000               $18.5625           EIX              2.8213:1
                  March 13, 2000              $15.9375           EIX              2.6469:1
                  March 14, 2000              $15.8750           EIX              2.6428:1
                  March 27, 2000              $16.2500           EIX              2.6678:1
                  March 31, 2000              $16.5937           EIX              2.6907:1
                  April 3, 2000               $16.6250           EIX              2.6927:1
                  April 17, 2000              $17.6250           EIX              2.7592:1
                  April 19, 2000              $17.9375           EIX              2.7799:1
                  April 24, 2000              $18.4062           EIX              2.8110:1
                  May 1, 2000                 $19.2187           EIX              2.8647:1
                  May 10, 2000                $19.3750           EIX              2.8750:1
                  May 15, 2000                $19.9375           EIX              2.9122:1
                  May 18, 2000                $20.0625           EIX              2.9205:1
                  May 18, 2000                $20.0625           EIXS             2.8926:1
                  May 30, 2000                $20.7500           EIX              2.9659:1
                  May 30, 2000                $20.7500           EIXS             2.9356:1
                  June 1, 2000                $21.5000           EIX              3.0153:1
                  June 1, 2000                $21.5000           EIXS             2.9824:1
                  June 5, 2000                $20.6875           EIX              2.9617:1
                  June 5, 2000                $20.6875           EIXS             2.9317:1
                  June 15, 2000               $21.7812           EIX              3.0338:1
                  June 15, 2000               $21.7812           EIXS             3.0000:1
                  June 26, 2000               $21.6250           EIX              3.0235:1
                  June 26, 2000               $21.6250           EIXS             2.9902:1
                  July 3, 2000                $20.6250           EIX              2.9576:1
                  July 3, 2000                $20.6250           EIXS             2.9278:1
                  July 10, 2000               $20.2812           EIX              2.9349:1
                  July 10, 2000               $20.2812           EIXS             2.9063:1
                  July 17, 2000               $19.7500           EIX              2.8999:1
                  July 17, 2000               $19.7500           EIXS             2.8730:1
                  August 1, 2000              $19.9062           EIX              2.9102:1
                  August 1, 2000              $19.9062           EIXS             2.8828:1
                  August 7, 2000              $20.7812           EIX              2.9679:1
                  August 7, 2000              $20.7812           EIXS             2.9375:1
                  August 14, 2000             $20.9375           EIX              2.9782:1
                  August 14, 2000             $20.9375           EIXS             2.9473:1
                  August 15, 2000             $21.0937           EIX              2.9885:1
                  August 15, 2000             $21.0937           EIXS             2.9571:1
                  August 28, 2000             $20.4350           EIX              2.9451:1
                  August 28, 2000             $20.4350           EIXS             2.9159:1
                  August 29, 2000             $20.4700           EIX              2.9474:1
                  August 29, 2000             $20.4700           EIXS             2.9181:1

                  September 1, 2000           $20.5000           EIX              2.9494:1
                  September 1, 2000           $20.5000           EIXS             2.9199:1
                  September 21, 2000          $21.8750           EIX              3.0400:1
                  September 21, 2000          $21.8750           EIXS             3.0058:1
                  September 25, 2000          $22.7500           EIX              3.0976:1
                  September 25, 2000          $22.7500           EIXS             3.0603:1
                  October 2, 2000             $19.6250           EIX              2.8916:1
                  October 2, 2000             $19.6250           EIXS             2.8652:1
                  October 23, 2000            $22.5650           EIX              3.0855:1
                  October 23, 2000            $22.5650           EIXS             3.0488:1
                  December 29, 2000           $15.4050           EIX              2.6114:1
                  December 29, 2000           $15.4050           EIXS             2.5985:1

                  The "Type of Grant" of each 2000 EIX Option is either "EIX" or "EIXS."  The codes applicable to your 2000 EIX
                  Options appear in your Individualized Statement.  An "EIXS" coded grant is a grant that was intended as an accelerated 2001 or 2002 option grant.  All other grants are coded "EIX."  Because of the special terms that apply to the accelerated 2001 and 2002 grants, these codes are important to help ensure that the correct exchange ratios are used if you elect to accept the Exchange Offer.

                  The exchange ratios were determined based on a Black-Scholes valuation of the outstanding 2000 EIX Options as of
                  October 11, 2001.  Black-Scholes is a mathematical formula used to calculate the theoretical present value of a stock option using variables such as stock price, exercise price, volatility, and expected option term.  The 2000
                  EIX Options were granted at different exercise prices and have different times remaining on their terms.  In addition, option grants were made in connection with hiring new employees and in connection with certain promotions.  Therefore, the exchange ratios vary.  You will not have a 2000 EIX Option in each exchange ratio category.  Indeed, only 2 exchange ratios will apply with respect to the outstanding 2000 EIX Options of most people.

                  Any fractional DSU will be rounded up to the next whole number.

                  For Example:  Assume that you own a 2000 EIX Option that covers 1,000 shares of EIX stock and that you accept the
                  Exchange Offer with respect to 100% of that option.  Also assume that the option was an "EIXS" option granted on
                  May 18, 2000 at a per share exercise price of $20.0625 and that all of the shares subject to the option remain outstanding on the Exchange Date.  The exchange ratio will be 2.8926:1 (as determined under the foregoing table), you will be granted 346 DSUs (1,000 shares subject to the exchanged portion of your option divided by 2.8926, rounded up to the next whole number), and the option will terminate.

                  Because the Black-Scholes valuations used in establishing the exchange ratios were calculated as of October 11,
                  2001, are based on assumptions that the Company has made, and yield only approximate theoretical values, it is possible that the "value" of your 2000 EIX Options may be more than, less than, or equal to the "value" of the
                  DSUs that you will be granted for those options if

                  you accept the Exchange Offer.  You must determine, based on your own set of facts and circumstances (taking into consideration, without limitation, the vesting schedule that will apply with respect to the DSUs and your own assumptions as to future EIX stock prices) whether you are better off exchanging some, all, or none of your 2000
                  EIX Options.

EIX Deferred Stock Units

EIX maintains the ECP to provide participants with a financial incentive that reinforces and recognizes long-term corporate, organizational and individual performance and accomplishments.  Persons who accept the Exchange Offer and who as of the Exchange
Date are employed by the Company will receive DSUs under the ECP for their exchanged 2000 EIX Options.  Generally, a DSU is a non-voting unit of measurement that is deemed for bookkeeping purposes to be equivalent to one outstanding share of EIX common stock.  After a DSU vests, EIX will deliver a share of EIX common stock to the holder of the DSU on the applicable payment date as described below.

This section provides important information regarding the DSUs to be granted as part of the Exchange Offer.  The information presented in this section is qualified in its entirety by the more detailed information set forth in the DSU Award Certificate and
DSU Statement of Terms and Conditions that will evidence each grant of DSUs (collectively, the "DSU Terms") and by the more detailed information set forth in the ECP.  A copy of the ECP is included as Attachment B to this Circular.  A copy of the DSU
Terms is attached as Attachment C to this Circular.  You should read all the attachments to this Circular.  You should also refer to the Prospectus for the ECP.  You have previously been given a copy of the ECP Prospectus.  If you need another copy, contact
EIX Executive Compensation at the telephone number or e-mail address given on page 2.

The ECP or the DSU Terms will control if any discrepancy exists between the information presented in this Circular with respect to the DSUs and the terms of the ECP or the DSU Terms.

10.      What is a DSU?

                  A DSU is a bookkeeping entry and evidences a right (subject to vesting) to receive a share of EIX common stock.

                  In accordance with the ECP, the Committee, to the extent it deems equitable and appropriate, may adjust the number of DSUs referenced in an award in the event of certain reorganizations, mergers, combinations, consolidations, recapitalizations, stock splits, stock dividends, reverse stock splits, stock consolidations and other similar events that change the number or kind of shares of EIX common stock outstanding.

11.      Will dividend equivalents be credited on the DSUs?

                  No.  DSUs granted in connection with the Exchange Offer will not accrue dividend equivalents.

12.      When will the DSUs vest?

                  If you accept the Exchange Offer, the DSUs that you are granted for your exchanged 2000 EIX Options will vest and become payable over four years as follows:  (1) one-fourth of the DSUs will vest on the first anniversary of the
                  Exchange Date, (2) one-fourth of the DSUs will vest on the second anniversary of the Exchange Date, (3)
                  one-fourth of the DSUs will vest on the third anniversary of the Exchange Date, and (4) one-fourth of the DSUs will vest on the fourth anniversary of the Exchange Date (subject, in each case, to your continued employment by the Company through the applicable vesting date).  All DSUs will be subject to this vesting schedule, notwithstanding the fact that all or a portion of the 2000 EIX Options that you exchange in the Exchange Offer may have already vested.

13.      What happens if I accept the Exchange Offer and my employment terminates after the Exchange Date or a change in control occurs?

                  The following rules apply if you accept the Exchange Offer and your employment by the Company terminates after the Exchange Date:

                        (1)   If your employment with the Company terminates (A) due to your Retirement; (B) while you are on leave with a permanent and total disability; (C) due to your death; or (D) because of a termination by the
                              Company without Cause, you will become vested in a pro rata portion of your unvested DSUs as described below; or

                        (2)   If your employment by the Company terminates for any other reason, your DSUs will terminate to the extent that they are not vested at that time.

                  For this purpose, you will be credited with an additional 12 months of vesting service if your employment is terminated by the Company without Cause.

                  For Example:  If you completed 30 months of employment after the Exchange Date and your employment terminates for one of the reasons identified in (1) above, you would have already fully vested in the DSUs that were scheduled to vest on the first and second vesting dates, you would vest in one half of the DSUs scheduled to vest on the third vesting date (because you would have worked for one-half of the third year of the vesting period) and you would not vest in any of the DSUs scheduled to vest on the fourth vesting date (because you would not have worked for any period of time during the fourth year of the vesting period).  If, however, your employment was terminated by the Company without Cause, you would be credited with an additional 12 months of vesting service such that you would vest in all of the DSUs scheduled to vest on the third vesting date and you would vest in one-half of the DSUs scheduled to vest on the fourth vesting date.

                  For purposes of the Exchange, "Retirement" generally means that you terminate employment with the Company (1) on or after attaining age 65,

                  (2) at age 55 or later with at least five "years of service" as defined in the Southern California Edison Company
                  Retirement Plan, or (3) on an earlier date that qualifies you for retirement under any Company retirement plan.

                  For purposes of the Exchange, "Cause" generally means that you are convicted of, or plead guilty or nolo contendere to, committing an act of fraud, embezzlement, theft, or any other act that constitutes a felony and/or you willfully engaged in misconduct that violated EIX's or your employer's policies and practices as they may apply to you from time to time.

                  Outstanding DSUs will become fully vested upon a Change in Control of EIX.  "Change in Control of EIX" is defined in an appendix to the Deferred Stock Units Terms and Conditions that are attached as Attachment C to this
                  Circular.

14.      When will the shares subject to my DSUs be distributed to me?

                  EIX will deliver one share of EIX common stock to you for each of your DSUs that vests.  Delivery typically will be made within 30 days of the applicable vesting date (unless pro rata vesting is triggered in connection with the termination of your employment, in which case delivery typically will be made within 30 days of the next regularly-scheduled vesting date).  No payment will be made, and no shares will be delivered with respect to,
                  DSUs that terminate prior to vesting.  You have no further right with respect to a DSU once it terminates or once you receive a share of EIX common stock in payment of that DSU.

15.      Do my DSUs carry any shareholder rights?

                  No.  Your DSU rights are only those contractual rights evidenced by your DSU Award Certificate and the DSU
                  Terms.  You have no rights as a shareholder of the Company with respect to your DSUs (including, without limitation, dividend and voting rights).  You have no rights as a holder of a DSU to participate in or affect
                  (without limitation): (1) the management or control of the Company, (2) fundamental changes in the business or existence of the Company, or (3) the issuance of additional securities by the Company.

                  The Company does not, with respect to the ECP and DSUs, have or assume any trust or fiduciary relationship of any kind with any DSU holder.

16.      Is the ECP a "qualified" plan or subject to ERISA?

                  No.  The ECP is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, and it is not subject to ERISA.

17.      Can the ECP or my DSU award be amended or terminated?

                  EIX generally may amend the ECP at any time.  Generally, you must consent to any amendment (other than an adjustment described in the next sentence) that is materially adverse to your rights or benefits under your
                  DSUs.  EIX may, without your consent, adjust your DSUs after they have been granted in certain circumstances (for example, in connection with stock splits, exchanges of stock, mergers and other reorganizations or extraordinary corporate transactions).  In addition, EIX can substitute a cash award of substantially equivalent value for your DSUs.

18.      How will the DSUs be administered?

                  The Committee administers the ECP.  The EIX Board of Directors appoints the members of the Committee and has the right to change the membership of the Committee at any time.  The Committee has the authority to make and enforce all rules and regulations for the administration of the ECP and to decide or resolve any and all questions, including interpretations of the ECP, as may arise in connection with the ECP.  Day-to-day administrative functions have been delegated to EIX management.

                  Decisions of the Committee with respect to the ECP and/or amounts payable under the ECP are final, conclusive and binding on all parties.

Other Provisions; Administration

19.      Can I name a beneficiary?

                  Beneficiary designations are permitted under the ECP.  In the event of your death, any portion of the shares distributable with respect to your DSUs will be paid to the beneficiary that you designate under and in accordance with the ECP.  Your ECP beneficiary designation will apply with respect to all of your ECP awards, including your DSUs.  If you do not have a valid ECP beneficiary designation in effect at the time of your death, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your beneficiary will be your estate.

                  If you have already filed a valid ECP beneficiary designation, you do not have to file a new beneficiary designation in connection with the Exchange.  However, if you want to make an ECP beneficiary designation or if you want to change any prior ECP beneficiary designation that you may have filed, you may do so by filing a new
                  ECP beneficiary designation form with the Committee.  ECP beneficiary designation forms are available from EIX
                  Executive Compensation at the telephone number or e-mail address given on page 2.

                  You can name any individual or entity you wish as your ECP beneficiary, subject to your spouse's consent if you are married and do not name your spouse as your sole primary beneficiary.  Your ECP beneficiary designation will automatically be revoked if you marry or divorce after the date of the designation (unless, in the case of marriage, your new spouse was already named as your sole primary beneficiary or, in the case of divorce, your prior spouse was not named as a beneficiary).  Therefore, you should file a new ECP beneficiary designation following either of such events.

20.      Can I transfer my right to payment of my DSUs?

                  You cannot transfer your rights to payment of your DSUs (except you may name a beneficiary to receive your DSUs in the event of your death and transfers upon your death to your beneficiary are permitted).  Any distribution of shares with respect to your DSUs will be made only to you or, if you die, to your beneficiary.

21.      Does the Exchange Offer give me any rights to continued employment by the Company?

                  No.  The Exchange Offer does not have any effect on your employment status or give you any rights to continued
                  employment with the Company or its affiliates.

22.      How do I make a claim for payment?

                  If you accept the Exchange Offer, you generally will not have to take any other action to receive the DSUs in exchange for your terminated 2000 EIX Options or to receive shares of EIX common stock if and when your DSUs vest.  If, however, you believe that you are being denied a benefit to which you are entitled, you should file a written request with the Committee.  The request should set forth the reasons for your claim.  Any communication to the Committee should be sent to the Committee, care of EIX's Secretary at the following address:

                           Corporate Secretary, Edison International
                           2244 Walnut Grove Avenue
                           Rosemead, California 91770

                  Claims also may be submitted to arbitration as provided in the Election Form.

23.      Who will administer and pay the costs of administering the Exchange?

                  The Committee will make all administrative decisions regarding the Exchange.  Without limiting that authority, the Committee has the authority, in its sole discretion, to determine all questions as to form of documents and the validity, eligibility, and acceptance of any election to participate in the Exchange Offer.  The Committee's determination on these matters will be final and binding on all persons.  The Committee reserves the right to waive any condition of the Exchange Offer and may delegate specific authority to others to act on its behalf.
                  The Committee is not obligated to give any notice of any defects or irregularities in Election Forms, nor will anyone incur any liability if you fail to return a valid Election Form.

                  The Company pays the expenses of administering the Exchange and the DSUs.  The Company will not retain, nor will it pay any fees for, any broker, dealer, or other person to solicit elections to accept the Exchange Offer.

24.      What is the price of the EIX common stock?

                  Shares of EIX common stock are traded on the New York Stock Exchange under the symbol "EIX."  On October 19,
                  2001, the closing trading price of a share of EIX common stock was $15.94.  The following table presents the high and low sales prices per share of EIX common stock for the periods indicated, as reported on the New York Stock
                  Exchange:

                                            Period                              High                Low
                                            ------                              ----                ---
                 Year Ending December 31, 2001:
                       First Quarter                                            $15.8125           $6.25
                       Second Quarter                                           $12.98             $7.51
                       Third Quarter                                            $15.08             $10.46
                       Fourth Quarter (Through October 19, 2001)                $16.12             $13.01
                 Year Ended December 31, 2000:
                       First Quarter                                            $30.00             $15.25
                       Second Quarter                                           $21.9375           $16.3125
                       Third Quarter                                            $26.625            $19.00
                       Fourth Quarter                                           $24.4375           $14.125
                 Year Ended December 31, 1999:
                       First Quarter                                            $28.9375           $21.625
                       Second Quarter                                           $29.25             $22.375
                       Third Quarter                                            $27.375            $22.875
                       Fourth Quarter                                           $29.625            $23.8125

                  You should obtain current market quotations for the EIX common stock before you decide whether you should accept the Exchange Offer.  The value of the EIX common stock will fluctuate in the future and the Company cannot and does not predict any future values for the EIX common stock.

25.      What information is available regarding EIX?

                  EIX is making the Exchange Offer.  EIX was incorporated on April 20, 1987, under the laws of the State of
                  California for the purpose of becoming the parent holding company of Southern California Edison Company, a
                  California public utility corporation.  As of December 31, 2000, EIX owned all of the issued and outstanding common stock of Southern California Edison Company and of other subsidiaries engaged in nonutility businesses.
                  These nonutility companies include but are not limited to: Edison Mission Energy, which is engaged in developing, acquiring, owning or leasing, and operating electric power generation facilities worldwide; and Edison Capital, a provider of capital and financial services for energy and infrastructure projects.

                  EIX is engaged in the business of holding, for investment, the stock of its subsidiaries. At year-end 2000, EIX had 25 full-time employees, Southern California Edison Company had 12,593 full-time employees, Edison Mission

                  Energy had 3,730 full-time employees, and Edison Capital had 119 full-time employees.

                  The principal executive offices of Edison International are located at 2244 Walnut Grove Avenue, Rosemead,
                  California 91770, and its telephone number is (626) 302-2222.

                  The following table summarizes certain of EIX's consolidated financial data.  Additional information about EIX, including certain more detailed financial statements, is available from the documents referred to and incorporated by reference under "Additional Information: Incorporation of Documents by Reference" below.

                                                        EDISON INTERNATIONAL
                                             SUMMARY CONSOLIDATED FINANCIAL INFORMATION
                                              (In millions, except per-share amounts)

                                                                   Six Months                Year Ended
                                                                      Ended                  December 31,
                                                                   -----------          ---------------------
                                                                   June 30, 2001        2000             1999
                                                                   -------------        ----             ----
                                                                   (Unaudited)

Total operating revenue                                             $ 5,089          $11,717          $ 9,696
---------------------------------------------------------- ----------------- ---------------- ----------------
Fuel                                                                   657             1,277              664
Purchased power                                                      2,531             4,686            3,190
Provisions for regulatory adjustment clauses - net                    (119)            2,301            (763)
Other operation and maintenance                                      1,715             3,145            2,935
Depreciation, decommissioning and amortization                         527             1,933            1,795
Writedown of nonutility assets                                         184                 -                -
Property and other taxes                                                59               129              124
Net gain on sale of utility plant                                       (7)              (25)              (3)
---------------------------------------------------------- ----------------- ---------------- ----------------
Total operating expenses                                             5,547            13,446            7,942
---------------------------------------------------------- ----------------- ---------------- ----------------
Operating income (loss)                                               (458)          (1,729)            1,754
Interest and dividend income                                            96              227               96
Other nonoperating income                                               31              165              195
Interest expenses - net of amounts capitalized                        (779)          (1,388)            (894)
Other nonoperating deductions                                          (53)            (146)            (164)
Dividends on preferred securities                                      (46)            (100)             (44)
Dividends on utility preferred stock                                   (11)             (21)             (26)
---------------------------------------------------------- ----------------- ---------------- ----------------
Income (loss) before taxes                                          (1,220)          (2,992)              917
Income taxes                                                          (501)          (1,049)              294
---------------------------------------------------------- ----------------- ---------------- ----------------
Net income (loss)                                                    $(719)        $ (1,943)           $  623
========================================================== ================= ================ ================

Basic earnings (loss) per common share                              $(2.21)         $ (5.84)           $ 1.79
Diluted earnings (loss) per common share                            $(2.21)         $ (5.84)           $ 1.79

BALANCE SHEET DATA (AT PERIOD END):
Current assets                                                      $ 7,355          $ 5,666           $  670
Noncurrent assets                                                   $30,043          $29,434          $33,559
Current liabilities                                                 $ 5,025          $10,800          $ 6,842
Noncurrent liabilities                                              $22,373          $24,300          $29,387
Book value per common share (a)                                     $  4.45          $  7.43          $ 15.01
Ratios of earnings to fixed charges and preferred stock               (1.70)           (0.87)             1.85

(a)  Book value per share was computed by dividing total
common shareholders' equity at June 30, 2001 by total
common shares outstanding at June 30, 2001.

26.      How many 2000 EIX Options are there?

                  The Exchange Offer is being made only with respect to your 2000 EIX Options that are outstanding as of the
                  Expiration Time.  As of October 11, 2001, there were 325.8 million shares of EIX common stock outstanding and stock options and other awards covering up to an additional 20.0 million shares of EIX common stock.  Of the shares subject to those stock options and other awards, 11,036,200 shares were subject to all of the 2000 EIX
                  Options outstanding at that time.

27.      How does the Exchange Offer relate to EIX's directors and executive officers?

                  EIX's directors and executive officers, their positions and offices, and the number of shares subject to outstanding 2000 EIX Options that each beneficially owns as of October 11, 2001 are set forth in the following table:

                                                                                               Shares Subject to
                                Name                               Position                     2000 EIX Options
                                ----                               --------                    ----------------
                  John E. Bryson                    Chairman of the Board, President and       1,273,600
                                                    Chief Executive Officer of EIX
                  Warren Christopher                Director                                   0
                  Theodore F. Craver, Jr.           Senior Vice President, Chief               244,800
                                                    Financial Officer and Treasurer of EIX
                  Bryant C. Danner                  Executive Vice President and General       483,100
                                                    Counsel of EIX
                  Alan J. Fohrer                    President and Chief Executive Officer      497,800
                                                    of Edison Mission Energy
                  Robert G. Foster                  Senior Vice President of EIX and SCE       128,900
                  Stephen E. Frank                  Director of EIX, Chairman of the           321,600
                                                    Board, President and Chief Executive
                                                    Officer of SCE
                  Joan C. Hanley                    Director                                   0
                  Carl F. Huntsinger                Director                                   0
                  Thomas R. McDaniel                President and Chief Executive Officer      223,100
                                                    of Edison Capital
                  Charles D. Miller                 Director                                   0
                  Luis G. Nogales                   Director                                   0

                 Thomas M. Noonan                  Vice President and Controller of EIX        52,300
                                                    and SCE
                  Ronald L. Olson                   Director                                   0
                  Harold B. Ray                     Executive Vice President of SCE            171,200
                  James M. Rosser                   Director                                   0
                  Robert H. Smith                   Director                                   0
                  Thomas C. Sutton                  Director                                   0
                  Daniel M. Tellep                  Director                                   0
                  Mahvash Yazdi                     Senior Vice President and Chief            101,300
                                                    Information Officer of EIX and SCE
                  Edward Zapanta                    Director                                   0

                  The address of each director and executive officer is c/o Edison International, 2244 Walnut Grove Avenue,
                  Rosemead, California 91770.

                  The non-employee directors of EIX do not own any 2000 EIX Options and are not eligible to participate in the
                  Exchange.  EIX's executive officers own 2000 EIX Options covering an aggregate of 3,497,700 shares of EIX common stock as of October 11, 2001.  Although the executive officers may elect to participate in the Exchange with respect to their 2000 EIX Options, the Company does not know whether any particular executive officer will elect to accept the Exchange Offer with respect to the executive's 2000 EIX Options.

                  Please see EIX's proxy statement for its annual meeting of shareholders held on May 14, 2001 for more information regarding the compensation of and the amount of EIX securities beneficially owned by EIX's directors and executive officers as of the dates set forth in that statement.  This proxy statement is available upon request as described below under "Additional Information; Incorporation of Documents by Reference."

                  There were no stock option transactions involving our directors and executive officers within the 60 days before the commencement of the Exchange Offer.

28.      What are the general accounting consequences to the Company of the Exchange?

                  Generally, the Company will recognize a charge to its earnings (as a compensation expense) for accounting purposes for each DSU that it grants with respect to the Exchange Offer.  The amount of the charge with respect to a DSU will equal the fair market value of a share of EIX common stock on the date that the DSU is granted.
                  The Company will recognize the accounting charge on a pro rata basis over the vesting period.

29.      Are any other transactions being contemplated by EIX?

                  The Company must disclose whether it is contemplating certain types of transactions in connection with the
                  Exchange Offer.  Except as otherwise disclosed in this Circular and in EIX's filings with the Securities and
                  Exchange

                  Commission, and while EIX reserves the right to contemplate and effect any of these transactions from time to time, EIX currently has no plans or proposals that relate to or would result in:

o        an extraordinary transaction, such as a merger, reorganization or liquidation, involving EIX or any of its subsidiaries;

o        any purchase, sale or transfer of a material amount of EIX's assets or the assets of any of EIX's subsidiaries (except that Edison Mission Energy has announced that it is seeking to acquire the remaining shares of Contact
                        Energy in New Zealand - Edison Mission Energy currently owns a 51% interest in Contact Energy);

o        any material change in EIX's present dividend rate or policy, or EIX's indebtedness or capitalization;

o        any other material change in EIX's corporate structure or business;

o        EIX's common stock being de-listed from a national securities exchange;

o        EIX's common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities
                        Exchange Act of 1934, as amended;

o        the suspension of EIX's obligation to file reports under Section 15(d) of the Securities Exchange Act of 1934, as amended;

o        the acquisition by any person of any of EIX's securities or the disposition of any of EIX's securities (other than as a result of the exercise of stock options or the payment of other award granted under EIX's incentive compensation plans); or

o        any changes in EIX's articles of incorporation, bylaws of other governing instruments or any actions that could impede the acquisition of control of EIX.

Federal Income Tax and Social Security Consequences

Questions 30 through 34 below discuss the material United States federal income tax and Social Security considerations that relate to the Exchange.  Question 35 comments on state, local and foreign tax matters.

The information in this section has been prepared based on the advice of the Company's tax advisors.  The Company cannot and does not guarantee any particular tax consequences.  You should consult your own tax advisors.

The Company may withhold any amounts required by law (including U.S. federal, state or local, or foreign, income, employment or other taxes) to be withheld with respect to the

Exchange and the payment of DSUs.  In the event that the Company does not elect for any reason to withhold amounts necessary to satisfy any applicable tax withholding obligations that arise, the Company may withhold such amounts from compensation otherwise payable to you or you must pay or provide for the payment of such amounts to the Company.  The amount of tax withheld by the
Company may not be sufficient to pay the actual tax liability due, and you will be responsible for any shortfall.

30.      What is the tax effect of the Exchange?

                  If you accept the Exchange Offer, there will be no income tax consequences with respect to the cancellation of your exchanged 2000 EIX Options or with respect to the grant of your DSUs.

31.      What is the income tax effect of the DSU grants and shares received with respect to vested DSUs?

                  The DSUs granted to you will not be taxed for income tax purposes until the year in which payment is actually made with respect to your DSUs.

                  You will recognize taxable income when the DSUs vest and the shares payable in respect of your DSUs are actually distributed to you.  The amount of income that you will recognize with respect to the shares distributed will equal the fair market value of a share of EIX common stock on the distribution date multiplied by the number of shares distributed.  The income that you recognize with respect to the payment of your DSUs will constitute ordinary income, not capital gain.

                  You will pay federal income tax based on the tax rates in effect for the year in which you receive a payment, rather than based on the tax rates in effect for the year 2001.

                  The fair market value of the EIX common stock that you receive with respect to your vested DSUs (determined at the time the shares are distributed) will be the "tax basis" for the stock.  If you later sell the stock, any gain or loss that you realize from the sale (determined based on your tax basis in the stock) will be taxable to you either as short-term or long-term capital gain or loss, depending on how long you own the shares before you sell them.  Generally, the shares must be owned by you for at least one year before you sell them in order to qualify for long-term capital gain treatment.

32.      What are the tax withholding requirements with respect to the DSUs?

                  The Federal Insurance Contributions Act ("FICA") imposes two types of taxes - Social Security tax (at 6.2%) and
                  Medicare tax (at 1.45%) - on both employers and employees for wages paid to employees.  The Social Security tax is a percentage of wages up to the Social Security wage base limitation, which is $80,400 for the year 2001.  The
                  Social Security wage base is adjusted annually.  Once you have paid Social Security tax for a given year on an amount of wages from a particular employer equal to the wage base limitation, no further Social Security tax is payable on that year's wages from that employer.  Currently, there is no wage base limitation for Medicare tax purposes.  Thus, all wages paid to you are subject to Medicare tax.

                  Income tax withholding is also required on wages paid to employees.  The Company will withhold federal income taxes from payments made in connection with the DSUs at the supplemental wage withholding rate (currently
                  27.5%).  State and local income tax withholding also may be required, depending on your state of employment.  For purposes of the following illustration, the state tax withholding rate is assumed to be 6%.  (The California supplemental wage withholding rate is 6%.)

                  The fair market value of the shares of EIX common stock that are distributed pursuant to the DSUs will be treated as wages received for FICA and income tax purposes.  Income taxes and FICA taxes will be withheld at the time(s)
                  of payment.  The amount of income tax withholding may not be sufficient to cover your actual income tax liability.

                  For Example:  Assume that you accept the Exchange offer and that you are granted 400 DSUs for your exchanged 2000
                  EIX Options.  Further assume that you remain employed by the Company until the second anniversary of the Exchange
                  Date, that 100 of your DSUs vest on that date, and that EIX delivers the corresponding 100 shares of EIX common stock at a time when the fair market value of a share is $16.00.  You will recognize $1,600 of ordinary income in that year.  Required withholding would be as follows:  $122.40 for FICA (assuming the Social Security wage base had not been met at the time of payment) (7.65% of $1,600 = $122.40); $440 for federal income taxes (27.5% of
                  $1,600 = $440); and $96 for state income taxes (at an assumed state withholding rate of 6%, 6% of $1,600 = $96).
                  Thus, the total withholding obligation would be $658.40 ($122.40 + $440 + $96 = $658.40).

                  To the extent legally permitted, the Company may settle required withholding amounts by reducing the number shares of EIX common stock otherwise deliverable to you with respect to your DSUs.  The shares that may be reduced would be equal in value (based on the fair market value of a share of EIX common stock at the time of the withholding) to the aggregate amount of the required tax withholding.  Alternatively, EIX may withhold any taxes due from other cash payable to you or you may be required to reimburse EIX for such amounts.

                  For Example:  Using the facts of the last example, the Company could reduce the 100 shares otherwise deliverable to you by 42 shares.  The 42 shares would be used to satisfy the tax withholding obligations in connection with the payment of your DSUs.  Based on the assumed $16 share value at the time of payment, the 42 shares would be valued at $672 at the time of payment.  Because the tax withholding obligation was $658.40, EIX would pay you the difference of $13.60 in cash ($672 - $658.40 = $13.60, $13.60 is not sufficient to purchase a whole share of stock at an assumed share value of $16 per share).  EIX would then issue

                  58 shares to you (100 less the 42 shares withheld to satisfy the tax withholding obligations).  Alternatively,
                  EIX could withhold the $658.40 from other cash payable to you or you would have to pay the $658.40 to EIX in cash and EIX would issue all 100 shares to you.

33.      Are amounts paid to my beneficiary taxable to my beneficiary?

                  Any amounts payable to your beneficiary upon or following your death are taxable to your beneficiary as income and, under certain circumstances, may be subject to estate taxes as part of your estate.  Your tax advisor can provide you with more information on this topic.

34.      Could a change in tax law affect my benefits?

                  Yes.  The foregoing discussion is based on current law.  Congress may change the relevant tax and Social Security law at any time, and such changes may be retroactive to before the date of enactment.  Such changes may have a material effect on the benefit you expect to receive.

                  For example, Congress may change the rates of federal income tax in the future.  If federal income tax rates increase, you may pay more income tax when amounts are paid than you would have if those amounts had been taxed currently.

35.      What are the local and foreign income tax consequences of the DSUs?

                  EIX is unaware of any state and local income tax consequences in the United States of the grant and payment of
                  DSUs that differ from the United States federal income tax consequences described above.

                  Foreign taxes are beyond the scope of this discussion.  If you are employed or reside in a jurisdiction outside of the United States, you should consult with your own tax advisors.

Section 16 Consequences

36.      What are the Section 16 reporting and matching liability consequences of the DSUs?

                  Under Section 16 of the Securities Exchange Act of 1934, as amended, an insider is required to report the termination of his or her exchanged 2000 EIX Options and the acquisition of DSUs (on Form 4), any termination of
                  DSUs (on Form 4 or 5), and the payment of DSUs (on Form 4).  Certain officers of EIX and members of the EIX Board of Directors are considered "officers" under Section 16 or "insiders."  An officer of an EIX affiliate may be deemed an EIX Section 16 officer, and therefore considered an insider, for this purpose.

                  The grant, forfeiture and/or payment of DSUs, as well as any exchange or termination of 2000 EIX Options, should be exempt from Section 16 matching liability.

                  EIX has implemented a compliance program to assist insiders with their reporting obligations and avoidance of
                  Section 16 liability.  You may contact the EIX Corporate Secretary if you are uncertain whether EIX considers you to be an insider.  However, compliance with Section 16 is the sole responsibility of the individual insider, and you should contact your personal attorney as appropriate.

Effect on Retirement Plan Benefits

37.      If I accept the Exchange Offer, will the grant and payment of DSUs affect my benefits under Company-sponsored retirement plans?

                  It will not.  Income that you would have recognized if you had exercised your 2000 EIX Options in the ordinary course would have been excluded from your compensation for purposes of determining your benefits under
                  Company-sponsored retirement plans.  Similarly, income recognized in connection with your DSUs will be excluded from your compensation for purposes of determining your benefits under Company-sponsored retirement plans.

                                                      Additional Information;

                                              Incorporation Of Documents By Reference

         If you have any questions with respect to the Exchange Offer, the DSUs, or any other matters discussed in this Circular, please contact EIX Executive Compensation, at (626) 302-7568 or (626) 302-1025 (or e-mail EIX Executive Compensation at
weissl@sce.com or kossm@sce.com), or at the following address:

                  Executive Compensation
                  Edison International
                  G.O. 4, Room 165M
                  8631 Rush Street
                  Rosemead, California 91770

         After the Exchange Date, you may also contact EIX Executive Compensation at (626) 302-7568 or (626) 302-1025.

         EIX is a reporting company under the Securities Exchange Act of 1934, as amended, and is required to file periodic and other reports with the Securities and Exchange Commission (the "SEC").  These reports include financial material and other information about EIX.

         EIX has filed a Tender Offer Statement on Schedule TO with the SEC with respect to the Exchange Offer.  This Circular does not contain all of the information included in the Schedule TO and its exhibits.

         The following documents filed by EIX with the SEC are incorporated by reference into this Circular:

o        EIX's Annual Report on Form 10-K for the year ended December 31, 2000; and

o        EIX's Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2001 and June 30, 2001.

o        EIX's Current Reports on Forms 8-K filed with the SEC on July 3, 2001, July 11, 2001 (as amended by EIX's Current Report on Form 8-K/A filed with the SEC on July 11, 2001), October 3, 2001, and October 10, 2001.

         Copies of the foregoing documents can be inspected and copied at:

o        the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549;

o        the SEC's Regional Office at 7 World Trade Center, 13th Floor, New York, New York 10048; and

o        the SEC Midwest Regional Office, CitiCorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60061.

         Copies of such documents can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC at
450 Fifth Street, N.W., Washington, D.C.  20549.

         Reports, proxy statements and other information concerning EIX can also be inspected at the offices of the New York Stock
Exchange, Inc., 20 Broad Street, 18th Floor, New York, New York 10005, and at the offices of the Pacific Exchange, 301 Pine
Street, San Francisco, California 94104.

         You also may view the Schedule TO and the incorporated documents at the SEC's internet web site at: http://www.sec.gov.

         You may also obtain without charge, upon oral or written request, a copy of the Schedule TO and any document that has been incorporated by reference (except the exhibits to any such document) into this Circular or any other report or document required to be given to you under SEC Rule 428(b).

         Please mail your written request for EIX documents to:

                  Edison International
                  c/o SCE Law Department, Attn: Corporate Governance
                  2244 Walnut Grove Avenue, Room 369
                  Rosemead, California 91770

         Telephone requests may be directed to SCE Corporate Governance at (626) 302-2662.

                                              STOCK OPTION RETENTION
                                                  EXCHANGE OFFER
                                              EXCHANGE OFFER CIRCULAR

                                                     Addendum

Question and Answer No. 2 in the Exchange Offer Circular generally provides that you may elect to accept the
Exchange Offer as to 100%, 50% or 0% of each EIX option grant made to you during the calendar year 2000.  If you elect to accept the Exchange Offer as to 50% of an option grant, it will be applied on a pro rata basis to the vested and unvested options that comprise the outstanding portion of that grant.  For example, if you have 1,000 options that are outstanding and 25% vested at the conclusion of the Exchange Offer and you elect to accept the
Exchange Offer as to 50% of that grant, the 500 options you retain will be 25% vested and will continue to vest in accordance with the terms and conditions of the original option grant.

                                                            ATTACHMENT A

                                                       INDEX OF DEFINED TERMS

                                                                                                         Page
                                                                                                         ----

2000 EIX Options.........................................................................................Cover Page
Cause............................................................................................................13
Circular.................................................................................................Cover Page
Committee.........................................................................................................2
Company...........................................................................................................1
DSU Terms........................................................................................................11
DSUs.....................................................................................................Cover Page
ECP...............................................................................................................7
EIX......................................................................................................Cover Page
Election Form.....................................................................................................2
Exchange.................................................................................................Cover Page
Exchange Date.....................................................................................................1
Exchange Offer...........................................................................................Cover Page
Expiration Time...................................................................................................2
FICA.............................................................................................................21
Individualized Statement.................................................................................Cover Page
Retirement.......................................................................................................13
SCE...............................................................................................................1
SEC..............................................................................................................25

                                                          ATTACHMENT B

                                                        Edison InternationaL
                                                      Equity Compensation Plan

                                                         Table of Contents
                                                         -----------------

Section                                                                                                        Page
-------                                                                                                        ----

                                                        EDISON INTERNATIONAL

                                                      EQUITY COMPENSATION PLAN

                                               As Restated Effective January 1, 1998

WHEREAS,  the Officer and Management  Long-Term  Incentive  Compensation  Plans and the Director  Incentive  Compensation  Plan were approved  by the  shareholders  of SCEcorp on April 16, 1992 and were  subsequently  amended  and  restated as Edison  International plans; and

WHEREAS,  it is deemed  desirable  and  appropriate  to replace those plans with a new plan called the Edison  International  Equity
Compensation Plan ("Plan") and to authorize the issuance of additional shares of Common Stock under the Plan;

NOW,  THEREFORE,  the Plan is  effective  January 1, 1998 subject to approval by the  shareholders  of Edison  International,  to be solicited at the annual  meeting of the  shareholders  to be held on April 16, 1998,  or at any  adjournment  thereof  within twelve months following the date of the Plan's adoption by the Board of Directors, and subject to the following terms and conditions:

                                                               1. GENERAL

1.1      Purpose.
The  purpose of the Plan is to  improve  the  long-term  financial  and  operational  performance  of Edison  International  and its affiliates  by  providing  eligible  Participants  a financial  incentive  which  reinforces  and  recognizes  long-term  corporate, organizational  and individual  performance  and  accomplishments.  The Plan is further  intended to promote the interests of Edison
International  and its  shareholders  by attracting  and retaining  qualified  officers,  employees and directors and aligning their interests with those of the other  shareholders  by  encouraging  Participants  to acquire Common Stock or otherwise  increase their proprietary interest in Edison International.

1.2      Participation.
The  Administrator  has authority,  in its sole  discretion,  to determine and designate from  time-to-time  from among the Eligible
Persons, those who are to be granted Plan Awards and thereby become Participants in the Plan.

1.3      Operation, Administration and Definitions.
The operation and  administration  of the Plan, and the Plan Awards are subject to the provisions of Article 3. Capitalized terms in the Plan are defined in Article 4.

                                                              2. PLAN AWARDS

2.1      General.
The Administrator  may grant any Plan Award except as otherwise  provided in this Article 2 to eligible  Executive  Officers and Key
Management  Employees.  The  Administrator  may grant only  Nonqualified  Stock Options or Stock Grants to Directors.  Awards may be
granted as alternatives or replacements  of awards  outstanding  under any other plan or arrangement of another  business or entity, all or a portion of which is acquired by an EIX Company.  Each Plan Award will be evidenced by a written  instrument  specifying the date of grant and may  include  or  incorporate  by  reference  any  additional  terms and  conditions  consistent  with the Plan as determined in the discretion of the  Administrator.  The  Administrator  may grant any Plan Award  permitted under the Plan which is otherwise payable in Common Stock in the form of a cash equivalent award.

2.2      Nonqualified Stock Options.
The grant of a  Nonqualified  Stock  Option  entitles  the  Participant  to purchase  shares of Common  Stock at an  exercise  price established by the  Administrator.  Nonqualified  Stock Options awarded  pursuant to the Plan are subject to the following terms and conditions:

(a)      The exercise price of each Nonqualified Stock Option will be determined by a method established by the Administrator at the time of the grant, except that the exercise price may not be less than one hundred percent of the Fair Market Value of the Common Stock as of the Pricing Date.

(b)      Upon the exercise of a Nonqualified Stock Option, the purchase price will be payable in full in cash and/or its equivalent, such as Common Stock, acceptable to Edison International.  Any shares so assigned and delivered to Edison
         International in payment or partial payment of the purchase price will be valued at their Fair Market Value on the exercise date.

(c)      No fractional shares will be issued pursuant to the exercise of a Nonqualified Stock Option.  Cash payments will be made in lieu of fractional shares.

(d)      No Nonqualified Stock Option may be exercised more than ten years from the date of the grant.  Each Nonqualified Stock
         Option granted under this Plan will also be subject to earlier termination as provided in this Plan.

2.3      Statutory Stock Options.
The grant of a Statutory Stock Option  entitles the Participant to purchase shares of Common Stock at an exercise price  established by the Administrator.  Statutory Stock Options awarded pursuant to the Plan will be subject to the following terms and conditions:

(a)      The purchase price of each share of Common Stock under a Statutory Stock Option will be at least equal to the Fair Market
         Value of a share of the Common Stock on the date of grant; provided, however, that if a Participant, at the time a
         Statutory Stock Option is granted, owns stock representing more than ten percent of the total combined voting power of all classes of stock of Edison International (as defined in Section 424(d)
         or (e) of the Code), then the exercise price of each share of Common Stock subject to such Statutory Stock Option will be at least one hundred and ten percent of the Fair Market Value of such share of Common Stock on the date of grant.

(b)      No Statutory Stock Option may be awarded more than ten years after this Plan is adopted, nor may it be exercised more than ten years from the date of the grant.  Each Statutory Stock Option granted under this Plan will also be subject to earlier termination as provided in this Plan.

(c)      Upon the exercise of a Statutory Stock Option, the purchase price will be payable in full in cash and/or its equivalent, such as Common Stock, acceptable to Edison International.  Any shares so assigned and delivered to Edison International in payment or partial payment of the purchase price will be valued at their Fair Market Value on the exercise date.

(d)      The Fair Market Value (determined at the time the Statutory Stock Option is granted) of the shares of Common Stock for which any Participant may be granted Statutory Stock Options that are first exercisable during any one calendar year
         (including Statutory Stock Options under all plans of Edison International) will not in the aggregate exceed $100,000.
         To the extent that the aggregate Fair Market Value of such shares exceeds $100,000, such Options shall be treated as
         Nonqualified Stock Options.

(e)      No fractional share will be issued pursuant to the exercise of a Statutory Stock Option.  Cash payments will be made in lieu of fractional shares.

2.4      Stock Appreciation Rights.
The grant of a Stock  Appreciation  Right entitles the Participant to receive in cash or stock,  the value equal to all or a portion of the appreciation in value of Common Stock determined  pursuant to Subsection 2.4(d).  Stock Appreciation  Rights awarded pursuant to the Plan will be subject to the following terms and conditions:

(a)      A Stock Appreciation Right may be granted:

         (i)      at any time if unrelated to an Option;

         (ii)     either at the time of grant, or at any time thereafter during the option term if related to a Nonqualified Stock
                  Option;

         (iii)    only at the time of grant if related to a Statutory Stock Option.

(b)      A Stock Appreciation Right granted in connection with an Option will entitle the Holder of the related Option, upon exercise of the Stock Appreciation Right and surrender of the related Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, to receive payment of an amount computed pursuant to Subsection 2.4(d).  Such Option will, to the extent surrendered, then cease to be exercisable.

(c)      Subject to Subsection 2.4(g), a Stock Appreciation Right granted in connection with an Option hereunder will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

(d)      Upon the exercise of a Stock Appreciation Right related to an Option, the Holder will be entitled to receive payment of an amount determined by multiplying:

         (i)      The difference obtained by subtracting the purchase price of a share of Common Stock specified in the related
                  Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation
                  Right, by

         (ii)     The number of shares to which such Stock Appreciation Right has been exercised.

(e)      The Administrator may grant Stock Appreciation Rights unrelated to Options.  Subsection 2.4(d) will be used to determine the amount payable at exercise of such Stock Appreciation Rights if Fair Market Value is used, except that Fair Market
         Value will not be used if the Administrator specified in the award that book value or another measure as deemed appropriate by the Administrator was to be used.  In applying the formula in Subsection 2.4(d), the initial share value specified in the Stock Appreciation Right award will be used in lieu of the price "specified in the related Option."

(f)      Payment of the amount determined under Subsection 2.4(d) or (e) may be made solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right or alternatively, at the sole discretion of the Administrator, solely in cash or in a combination of cash and shares as the Administrator deems advisable.  If the Administrator decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, no fractional share will be issued.  Payment for the fractional share will be made in cash only.

(g)      The Administrator may, at the time a Stock Appreciation Right is granted, impose such conditions on the exercise of the
         Stock Appreciation Right as may be required to satisfy the requirements of Rule 16b-3, as applicable (or any other comparable provisions in effect at the time or times in question).  Without limiting the generality of the foregoing, the
         Administrator may determine that a Stock Appreciation Right may be exercised only during the period beginning on the third business day and ending on the twelfth business day following the publication of Edison International's quarterly and annual summarized financial data.

2.5      Performance Awards.
The grant of a Performance  Award  entitles the  Participant to receive in cash an amount  determined by formula  established by the
Administrator  over a specified  term.  Performance  Awards may be based on Common Stock  performance  over a period  determined  in advance by the Administrator or may be based on any other measures as determined  appropriate by the  Administrator,  including the  performance  of  hypothetical  equity-related  measures of any EIX
Company.  Payment will be in cash unless replaced by a Stock Payment in full or in part as determined by the Administrator.

2.6      Dividend Equivalents.
The grant of Dividend  Equivalents  entitles the Participant to receive cash or stock based on the dividends  declared on the Common
Stock on record  dates  during the period  between  the date a Plan Award is granted  and the date such Plan Award is  exercised  or paid.  Dividend  Equivalents may be awarded  separately or in connection with Plan Awards,  whether payable in cash or Common Stock.
Subject to Sections 3.3 and 3.4, such  Dividend  Equivalents  will be converted to cash or additional  shares by such formula and at such time as may be determined by the Administrator.

2.7      Stock Grants.
The award of a Stock Grant entitles the  Participant to receive a specified  amount of Common Stock on the grant date.  Stock Grants may be awarded  pursuant to the Plan to non-employee  Directors only subject to the terms and conditions  established at the time of the award.  Stock  Grants  may also be awarded in the form of stock  units with  payment  in cash  delayed  until  retirement  or as otherwise provided at the time of grant.

2.8      Stock Payments.
The Administrator  may approve Stock Payments of Common Stock to Eligible Persons for all or any portion of the compensation  (other than base salary) that would otherwise become payable to a Participant in cash.  Notwithstanding  anything to the contrary contained in this  Plan,  if the  written  instrument  evidencing  any  Plan  Award  states  that  the Plan  Award  will be paid in cash,  the
Administrator  may not make a Stock Payment in lieu thereof,  and the Plan Award will be  redeemable  or  exercisable  by the Holder only for cash.
                                             3. OPERATION AND ADMINISTRATION

3.1      Effective Date of Plan and Duration.
This Plan will become effective on January 1, 1998,  subject,  however,  to approval by the shareholders of Edison  International at their next annual meeting or at any  adjournment  thereof,  within twelve months  following the date of its adoption by the Board of
Directors.  Unless the Plan is terminated earlier pursuant to Section 3.6, no Plan Awards will be made after December 31, 2007.

3.2      Administration.

(a)      The Plan will be administered with respect to Executive Officers, Key Management Employees, or Directors as follows:

         (i)      Executive Officers.  The Administrator of the Plan for purposes of Plan Awards made to Executive Officers is the
                  Committee.  The Administrator has, and may exercise, such powers and authority of the Board as may be necessary or appropriate for the Administrator to carry out its functions as described in the Plan.  The Administrator has sole authority in its

                  discretion to determine the Executive Officers to whom, and the time or times at which, Plan Awards may be granted, the nature of the Plan Award, the number of shares of Common Stock or the amount of cash that makes up each Plan Award, the pricing and amount of any Plan Award, the objectives, goals and performance criteria (which need not be identical) utilized to measure the value of Plan Awards, the form of payment (cash or Common Stock or a combination thereof) upon the event or events giving rise to payment of a Plan Award, the vesting schedule of any Plan Award, the term of any Plan Award, and such other terms and conditions applicable to each individual
                  Plan Award as the Administrator will determine.  The Administrator may grant at any time additional Plan Awards to Participants who have previously received Plan Awards during the year.  The purchase price or initial value of the Plan Awards may be established by the Administrator without regard to the existing Plan Awards or such other grants.  Further, the Administrator may, with the consent of a Participant, amend the terms of any existing Plan
                  Award previously granted to include or amend any provisions which could be incorporated in such a Plan Award at the time of such amendment except that repricing of Nonqualified Stock Options is not permitted.

                  The Administrator has the sole authority to interpret the Plan, to determine the terms and provisions of the Plan
                  Award agreements, and to make all determinations necessary or advisable for the administration of the Plan.  The
                  Administrator has authority to prescribe, amend, and rescind rules and regulations relating to the Plan.  All interpretations, determinations, and actions by the Administrator will be final, conclusive, and binding upon all parties.  Any action of the Administrator with respect to the administration of the Plan will be taken pursuant to a majority vote or by the unanimous written consent of its members.  The Administrator may delegate to one or more agents such nondiscretionary administrative duties as it may deem advisable.

         (ii)     Key Management Employees.  The Administrator of the Plan for purposes of Plan Awards made to Key Management
                  Employees is the Committee which will administer the Plan and Plan Awards as provided in Paragraph 3.2(a)(i)
                  except as provided in this Paragraph 3.2(a)(ii).  The Committee will annually determine the type or types of Plan
                  Awards, the total number of Plan Awards to be authorized under the Plan for the following year, the prices of
                  Plan Awards (which may be any lawful consideration as determined by the Committee), any additional terms and conditions, and the form of the documentation to be utilized.  The Committee will allocate a portion of the total number of Plan Awards to each EIX Company.  Each EIX Company will then have the authority to determine to whom
                  Plan Awards will be granted and the amount of the individual awards.

                  Each EIX Company may grant Plan Awards to newly eligible individuals at any time during the year provided the total number of Plan Awards authorized by the Committee for that EIX Company for that year is not exceeded.  With the consent of Edison International, additional Plan Awards may be granted to Participants who have previously received Plan Awards during the year.  The purchase price or initial value of the Plan Awards may be established without regard to the existing Plan Awards or such other grants.  Further, with the consent of Edison
                  International and the Participant, each EIX Company may amend the terms of any existing Plan Award previously granted to include or amend any provisions which could have been incorporated in such a Plan Award at the time of such amendment except that repricing of Nonqualified Stock Options is not permitted.

         (iii)    Directors. The Plan will be administered as provided under Paragraph 3.2(a)(i) with respect to any Plan Award made to a Director except that the Board will be substituted for any reference therein to the Committee.  With respect to any reference throughout the Plan as to discretion exercised by the Committee, such discretion will be exercised by the Board with respect to Directors.

(b)      No member of the Board or the Committee or agent or designee thereof will be liable for any action or determination made in good faith with respect to the Plan or any transaction arising under the Plan.

(c)      Notwithstanding the provisions of Section 3.6 regarding the term of the Plan, all authority of the Board and the
         Committee with respect to Plan Awards hereunder, including (subject to share limits) the authority to amend outstanding
         Plan Awards, shall continue after the term of the Plan, so long as any Plan Award remains outstanding.  The Administrator shall have the authority to permit a deferred payment in respect of Plan Awards under any deferred compensation plan of
         Edison International, consistent with Subsection 3.5(b).  Any such settlement or deferral shall not be deemed a new award hereunder so long as all shares issuable in respect thereof do not exceed the aggregate number of shares subject to the
         Plan Award so paid thereby.

(d)      Notwithstanding anything to the contrary contained in this Plan, no Nonqualified Stock Option may be exercised more than ten years from the date of the grant.  Each Nonqualified Stock Option granted under this Plan will also be subject to earlier termination as provided in this Plan.

3.3      Aggregate and Maximum Awards Under Plan.

(a)      Effective on the Approval Date, and subject to the provisions of Sections 3.3 and 3.4 of the Plan, the aggregate annual number of shares of Common Stock that may be issued or transferred pursuant to Plan Awards, and the total aggregate annual value of Plan Awards other than Dividend Equivalents which are payable in a form other than Common Stock, will not exceed one percent of the total

         issued and outstanding shares of Common Stock, as of December 31 of the next preceding year, cumulative from the Approval
         Date until the Plan termination date, or the fair market value of such shares as determined on the dates of grant of the
         Plan Awards.  Any shares of Common Stock available that are not awarded during a calendar year, or portion thereof, will be available for grant in any subsequent year, or portion thereof.  On an annual basis, as long as any Plan Awards are outstanding and have not been paid, Dividend Equivalents payable in cash will not exceed the annual dividend payable on the aggregate shares of Common Stock authorized under the Plan cumulative from the Approval Date.

(b)      No Plan Award to an individual Participant, other than a Director, during any calendar year will exceed 500,000 shares of
         Common Stock or the value of such shares at the time of grant except that the maximum number of Statutory Stock Options will also not exceed the limitations set forth in Section 2.3.  No Stock Grant to a Director during any calendar year will exceed 2,500 shares of Common Stock, and no Nonqualified Stock Option award to a Director during any calendar year will exceed 12,500 shares of Common Stock.  The shares to be delivered under the Plan will be made available, at the discretion of Edison International, either from authorized but unissued shares of Common Stock or from shares purchased on the open market.

(c)      If any Plan Award expires, is forfeited, is canceled, or otherwise terminates for any reason other than upon exercise or payment, the shares of Common Stock (provided the Participant receives no benefit of ownership) or equivalent value that could have been delivered will not be charged against the limitations provided above and may again be made subject to
         Plan Awards.  However, shares subject to Stock Appreciation Rights settled in cash will not be charged against the share limitations provided above, but only against the fair market value limitation.

3.4      Adjustment Provisions.

(a)      Subject to the provisions of this Section 3.4, if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of Edison International, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Article 3 of the Plan, (ii) the maximum individual award, (iii) the number and kind of shares or other securities subject to the then outstanding Plan Awards, and (iv) the price for each share or other unit of any other securities subject to the then outstanding Plan Awards without change in the aggregate purchase price or value as to which Plan Awards remain exercisable or subject to restrictions.

(b)      Despite the foregoing, upon dissolution or liquidation of Edison International, or upon a reorganization, merger, or consolidation of Edison International with one or more corporations as a result of which Edison International is not the surviving corporation, or upon the sale of all or substantially all the property of Edison International, all Options,
         Stock Appreciation Rights, and other Plan Awards then outstanding under the Plan will be fully vested and exercisable unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption of or the substitution for such Plan Awards of new Options, Stock Appreciation Rights, or other Plan Awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

(c)      Any adjustments pursuant to this Section 3.4 will be made by the Administrator, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive.  No fractional interest will be issued under the Plan on account of any such adjustments.  Only cash payments will be made in lieu of fractional shares.

(d)      Notwithstanding the foregoing, if a reorganization, merger, consolidation, or other corporate transaction is consummated following and related to the occurrence of a Distribution Date, as that term is defined in the Rights Agreement approved by the Edison International Board of Directors on November 20, 1996, as a result of which Edison International is not the surviving corporation, all Options, Stock Appreciation Rights, and other Plan Awards then outstanding under the Plan will fully vest.  This Plan may not be terminated, nor may any Plan Award be cashed out, modified or terminated without the consent of the Holder, by Edison International or its successor in interest during the subsequent period necessary to allow Plan Awards to remain exercisable for at least two years following the close of the transaction, or where applicable, through the first exercise period occurring at least two years after the close of the transaction.  During such subsequent period, valuation procedures and exercise periods will occur on a basis consistent with past practice.

3.5      General Provisions.

(a)      With respect to any share of Common Stock issued or transferred under any provision of the Plan, such shares may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the
         Administrator may direct.

(b)      Notwithstanding the term of a Plan Award, the Administrator may approve the delayed payment or delivery of any cash or shares of Common Stock which may become due under the Plan.  Any such delayed payment or delivery must specifically be authorized by the Administrator in writing and shall be subject to any conditions, restrictions or requirements as the
         Administrator may determine.

         The Administrator may permit the deferral of any cash or Common Stock payable in respect of a Plan Award in the form of
         Stock Units which may earn

         Dividend Equivalents and other compensation in respect thereof, and the Committee may provide that such Stock Units and
         Dividend Equivalents shall eventually be paid in the form of shares of Common Stock (subject to share limits).

         In the event that the purchase price of an Option is paid in full in shares of Common Stock and the delivery of shares of
         Common Stock in excess of the option price is deferred, Stock Units may be credited in respect of such excess shares and may earn Dividend Equivalents or other compensation in respect thereof, and the number of shares of Common Stock issued in respect of the deferred shares may include the number of such deferred shares and the number of Stock Units credited as Dividend Equivalents (subject to share limits).

         In addition, during the term of the Plan, the Committee may grant Stock Units to selected employees as dividend equivalents under and as set forth in any Edison International option gain deferral program (the "Deferral Program") and may deliver shares of Common Stock in respect to such Stock Units pursuant to the selected employee's election under the
         Deferral Program."

(c)      Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Holder any right to continue in the employ of an EIX Company or affect the right of the EIX Company to terminate the employment of any Holder at any time with or without cause.

(d)      No shares of Common Stock will be issued or transferred pursuant to a Plan Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules, and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met.
         As a condition precedent to the issue of shares pursuant to the grant or exercise of a Plan Award, Edison International may require the Holder to take any reasonable action to meet such requirements.

(e)      No Holder (individually or as a member of a group) and no beneficiary or other person claiming under or through such
         Holder will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Plan Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Holder.

(f)      Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Administrator may delegate all or any portion of its responsibilities and powers to any one or more of its members or any other person or persons selected by it.  Such delegation may be revoked by the Administrator at any time.

(g)      Edison International may make such provisions as it deems appropriate to withhold any taxes which it determines it is required to withhold in connection with any Plan Award.  Subject to this Subsection, however, and without in anyway limiting the generality of Section 2.4, the Administrator, in its sole discretion and subject to such rules as the
         Administrator may adopt, may permit

         Participants to elect (i) cash settlement of any Plan Award, or (ii) to apply a portion of the shares of Common Stock they are otherwise entitled to receive pursuant to a Plan Award, or shares of Common Stock already owned, to satisfy the tax withholding obligation arising from the receipt, vesting, or exercise of any Plan Award, as applicable.

(h)      No Plan Award and no right under the Plan, contingent or otherwise, will be assignable or subject to any encumbrance, pledge, or charge of any nature, or otherwise transferable (meaning, without limitation, that such Plan Award or right is exercisable during the Holder's lifetime only by him/her or by his/her guardian or legal representative) except that, under such rules and regulations as Edison International may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to a Plan Award in the event of death of a Holder of such Plan Award, and Plan Awards may be transferred pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee
         Retirement Income Security Act, or the regulations promulgated thereunder.  If such beneficiary is the executor or administrator of the estate of the Holder of such Plan Award, any rights with respect to such Plan Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the Holder of such
         Plan Award, or, in the case of intestacy, under the laws relating to intestacy.  Plan Awards transferred remain subject to all applicable terms, conditions and restrictions.

(i)      Notwithstanding Subsection (h), the Administrator will have the authority, in its discretion, to grant (or to sanction by way of amendment of an existing grant) Plan Awards which may be transferred by the Participant during his/her lifetime to any member of his/her immediate family or to a trust, limited liability corporation, family limited partnership or other equivalent vehicle, established for the exclusive benefit of one or more members of his/her immediate family, in which case the written documentation containing the terms and conditions of such Plan Awards will so state. A transfer of a
         Plan Award pursuant to this Subsection may only be effected by the Administrator at the written request of a Participant and will become effective only when recorded in Edison International's record of outstanding Plan Awards.  In the event a
         Plan Award is transferred as contemplated in this Subsection, such Plan Award may not be subsequently transferred by the transferee except by will or the laws of descent and distribution.  In the event a Plan Award is transferred as contemplated in this Subsection, such Plan Award will continue to be governed by and subject to the terms, conditions and restrictions of the Plan and the relevant grant.  A transfer of a Statutory Stock Option as such pursuant to this provision will only be permissible if and to the extent that Section 422 of the Code, as in effect from time to time, does not cause such Statutory Stock Option to be treated as a non-statutory stock option that does not meet the requirements of Section 422 of the Code.  As used in this Subsection, "immediate family" will mean, with respect to any person, a spouse, child, stepchild or grandchild, and will include relationships arising from legal adoption.

(j)      No fractional shares will be issued under the Plan.  Only cash payments will be made in lieu of fractional shares.

(k)      Each EIX Company will be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to services rendered for that EIX Company by the Participant.  Any disputes related to liability of an EIX Company for cash payments will be resolved by the Committee.

(l)      Future services shall not constitute payment or part payment for previously unissued shares of Common Stock to be paid as a Plan Award.

(m)      Edison International may, in its discretion, repurchase shares received upon exercise of a Plan Award if requested by the
         Holder.

(n)      This Plan will be governed by the laws of the State of California.

3.6      Amendment and Termination of the Plan.

(a)      The Board will have the power, in its discretion, to amend, suspend, or terminate the Plan at any time if, in the sole judgment of the Board, such action is in the best interests of Edison International.  No amendment will, without approval of the shareholders of Edison International, except as provided in Section 3.4 of the Plan, materially increase the number of securities which may be issued under the Plan, the maximum individual Plan Award, or the duration of the Plan.

(b)      The Administrator may, with the consent of a Holder, make such modifications in the terms and conditions of any Plan
         Award as it deems advisable or cancel the Plan Award (with or without consideration).  No amendment, suspension, or termination of the Plan will, without the consent of the Holder, alter, terminate, impair, or adversely affect any right or obligation under any Plan Award previously granted under the Plan.

3.7      Termination of Employment.

(a)      The Administrator shall provide in the terms and conditions of any Plan Award at the time of grant the extent to which termination of employment, or termination of service as a Director, will shorten the period for exercising an Award.

(b)      In the event a Holder of a Plan Award ceases to be an employee, the Holder must have been a Participant for the entire incentive or vesting period applicable to the Plan Award in order to be eligible for the full amount of any such Plan
         Award.  Pro-rata awards may be distributed to Participants who are discharged or who terminate their employment for reasons other than incompetence, misconduct or fraud, or who retired or became disabled during the incentive period, or who were Participants for less than the full incentive period.  A pro-rata award may be made to a Participant's designated beneficiary in the event of death of a Participant during an incentive period prior to an award being made.

(c)      The Administrator may in its sole discretion determine, with respect to a Plan Award, that any Holder who is on a leave of absence for any reason will be

         considered as still in the employ of an EIX Company, provided that rights to such Plan Award during an unpaid leave of absence will be limited to the extent to which such right was earned or vested at the commencement of such leave of absence.

(d)      The Administrator may vary the requirements of this Section 3.7 in the terms and conditions of a Plan Award at the time of grant, or on a case-by-case basis thereafter, as it deems appropriate and in the best interests of Edison
         International.  The Administrator may accelerate the vesting of all, or a portion of any Plan Award, and may extend the above-described exercise periods to as long as the term provided in the terms and conditions of the original Plan Award.

                                                            4. DEFINITIONS.

Whenever  the  following  terms are used in this Plan,  they will have the  meanings  specified  below  unless the  context  clearly indicates otherwise:

"Administrator" is the Committee or the Board as determined under Article 3.

"Approval Date" means April 16, 1998, or such later date on which shareholder approval of the Plan occurs.

"Board of Directors" or "Board" means the Board of Directors of Edison International.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee"  means  those  Directors  on the  Compensation  and  Executive  Personnel  Committee  of the Board who  qualify  as both
"non-employee  Directors" under Rule 16b-3 and "outside  Directors" under Section 162(m) of the Code. The Board will ensure at least two members are qualified to administer the Plan at all times.

"Common Stock" means the common shares of Edison International.

"Director" means a non-employee member of the Board of Directors of an EIX Company.

"Dividend Equivalent" means the additional amount of cash or Common Stock as described in Section 2.6 of the Plan.

"EIX Company"  means Edison  International  or the Edison  International  affiliate  that the  Participant  serves as an employee or
Director.  For this  purpose,  an Edison  International  affiliate  is any  company  during any period in which it is a  "subsidiary company" as that term is defined in Section 424(f) of the Code.

"Eligible Person" means Directors, Executive Officers, or Key Management Employees of an EIX Company.

"Executive  Officer" means an executive officer of Edison  International,  as determined from  time-to-time by Edison  International pursuant to Section 16 of the  Securities  Exchange  Act of 1934,  as  amended,  and may  include  one or more  individuals  who are officers of other EIX Companies.

"Fair  Market  Value"  means the  average of the  highest  and lowest  sale  prices for the Common  Stock as reported in the western edition of The Wall Street Journal for the

New York Stock Exchange Composite Transactions for the date as of which such determination is made.

"Holder" means a person holding a Plan Award.

"Key Management  Employee" means an officer or management  employee of an EIX Company whose  participation as such has been approved by the Committee or the EIX Company and who has not been determined to be an Executive Officer of Edison  International  pursuant to
Section 16 of the Securities Exchange Act of 1934, as amended.

"Nonqualified Stock Option" means an option, other than a Statutory Stock Option, granted pursuant to Section 2.2 of the Plan.

"Option" means either a Nonqualified Stock Option or Statutory Stock Option.

"Participant" is an Eligible Person who has been granted a Plan Award.

"Performance Award" means a Plan Award granted pursuant to Article 2.5 of the Plan.

"Plan" means the Equity Compensation Plan as set forth herein, which may be amended from time-to-time.

"Plan  Award"  means  any  award  (including  any  award or  crediting  of Stock  Units)  which  may be made  under  the Plan by the
Administrator.

"Pricing  Date" means the date the Plan Award is granted  except that the  Administrator  may provide  that the Pricing  Date is the date the recipient is hired or promoted if the grant of the Plan Award occurs within 90 days of such event.

"Rule 16b-3" means Rule 16b-3  promulgated by the Securities and Exchange  Commission under the Securities  Exchange Act of 1934, as amended.

"Statutory Stock Option" means an option as defined under Section 422 of the Code granted pursuant to Section 2.3 of the Plan.

"Stock Appreciation Right" or "Right" means a right granted pursuant to Section 2.4 of the Plan.

"Stock Grant" means an award made in shares of Common Stock or Stock Units pursuant to Section 2.7 of the Plan.

"Stock  Payment"  means a payment  pursuant  to  Section  2.8 in  shares  of  Common  Stock to  replace  all or any  portion  of the compensation (other than base salary) that would otherwise become payable to a Participant in cash.

"Stock Unit" means a non-voting  unit of measurement  which is deemed for  bookkeeping  purposes to be equivalent to one outstanding share of Common Stock (subject to adjustment).

EDISON INTERNATIONAL

Lillian R. Gorman
----------------------------------
Lillian R. Gorman, Vice President

                                                       Amendment No.1 to the
                                           Edison International Equity Compensation Plan
                                                   (AS RESTATED JANUARY 1, 1998)

         Section 3.4 of the Edison  International  Equity  Compensation  Plan as  Restated  January 1, 1998 is amended by adding the following section thereto as a new Section 3.4(e) effective May 18, 2000:

         "(e)     Notwithstanding  the  foregoing  provisions  of this  Section 3.4, a Plan Award may contain  specific  provisions, determined by the  Administrator  at the time of the award and set forth in the written award  instrument  (or the statement of terms applicable thereto),  regarding the consequences of a change in control of Edison International and, if so contained in an award,  those  provisions shall be controlling in the event of any  inconsistency  with this Section 3.4. (For example,  and without  limitation,  a Plan Award may provide that accelerated  vesting will occur in connection  with a change in control event only if the  Participant's  employment is terminated by an EIX
                  Company  without  cause or the  Participant  terminates  employment  with an EIX Company for good reason,  and, in either event, the Participant does not otherwise continue as an employee of another EIX Company.)"

                                                     Edison International

                                                     John H. Kelly
                                                     -------------------------------
                                                     John H. Kelly, Senior Vice President

                                                  ATTACHMENT C

                                       FORM OF DSU AWARD CERTIFICATE /
                                      STATEMENT OF TERMS AND CONDITIONS

                                    EDISON INTERNATIONAL EQUITY COMPENSATION PLAN
                                        STOCK OPTION RETENTION EXCHANGE OFFER
                                        DEFERRED STOCK UNIT AWARD CERTIFICATE

         This award is made by Edison International to __________________________ (the "Participant") as of
_______________  ___, 2001 (the "Date of Grant"), pursuant to the Edison International Stock Option Retention
Exchange Offer.  Edison International hereby grants to the Participant as of the Date of Grant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, _____________ Deferred Stock
Units.  This award is made subject to the terms and conditions contained in the Edison International Equity
Compensation Plan and the enclosed Edison International Stock Option Retention Exchange Offer Deferred Stock Units
Terms and Conditions, the terms of which are incorporated herein by reference.

                                                          EDISON INTERNATIONAL

                                                          Beverly P. Ryder
                                                          ---------------------------------
                                                          Beverly P. Ryder
                                                          Vice President and Secretary

                                                EDISON INTERNATIONAL
                                        Stock Option Retention Exchange Offer
                                      Deferred Stock Units Terms and Conditions

Deferred  Stock  Units  granted  to  eligible  persons  ("Holders")  at  Edison   International   ("EIX")  and  its
participating  affiliates  (the  "Companies",  or  individually,  the  "Company")  are issued and payable under the
Equity  Compensation  Plan  ("ECP").  The  2001  Deferred  Stock  Units  granted  in  connection  with  the  Edison
International Stock Option Retention Exchange Offer are subject to the following terms and conditions:

1.  GRANT
The number of Deferred  Stock Units  awarded to Holder will be  determined  by EIX and will be  specified in an EIX written award certificate.

2. VESTING
(a) The Deferred  Stock Units will vest in 25% annual  increments  over a four-year  period and will become payable on the payment dates specified in Section 3.

(b) If,  during the  Retention  Period  (defined in Section 3),  Holder (i)  terminates  employment on or after (A)
attaining  age 65 or (B)  attaining age  55 with five "years of  service,"  as defined in the  Southern  California
Edison  Company  Retirement  Plan,  or (C) such earlier date that  qualifies  the Holder for  retirement  under any
Company  retirement plan, (ii) terminates  employment while on leave with a permanent and total  disability,  (iii)
dies while  employed by the Company,  or (iv) is  involuntarily  terminated by the Company  without Cause  (defined below),  then the Deferred  Stock Units  remaining  unpaid at that time will vest to the extent  necessary to cause the aggregate  number of Deferred  Stock Units  awarded to the Holder that vest  (including  the number  previously vested) to equal the product of 1/48th of the Deferred  Stock Units awarded to the Holder  multiplied by the number of full months of service that the Holder has completed  during the  Retention  Period.  For this purpose,  "Cause"
means the occurrence of either or both of the following:  (i) Holder's  conviction  for, or pleading guilty or nolo contendere to,  committing an act of fraud,  embezzlement,  theft, or other act constituting a felony;  or (ii) the willful  engaging by Holder in misconduct  that is in violation of EIX's and/or  Holder's  employer's  policies and practices  applicable to Holder from time to time.  However,  no act or failure to act, on Holder's part,  shall be considered  "willful"  unless  done,  or omitted to be done,  by Holder  not in good faith and  without  reasonable belief that his or her action or omission was in the best interest of EIX and his or her employer.

(c) Subject to any pro-rated  vesting provided for in Section 2(b), if termination of employment  occurs during the
Retention Period the Deferred Stock Units remaining unpaid at that time will be forfeited.

(d)  Notwithstanding  the foregoing,  in the event of a Change in Control of EIX (as defined in Appendix A hereto), the Deferred Stock Units outstanding and unvested at that time will vest and be payable to Holder.

3. DEFERRED STOCK UNIT PAYMENT

(a) There will be four payment  dates during the  four-year  Retention  Period,  each  covering  one-fourth  of the
Deferred  Stock  Units  awarded.  The  Retention  Period  for the  Deferred  Stock  Units is the  four-year  period beginning on the date of grant  specified in the Holder's  award  certificate.  The first  payment date will be the first  anniversary of the date of grant,  the second payment date will be second  anniversary of the date of grant, the third  payment date will be the third  anniversary  of the date of grant,  and the fourth  payment date will be the fourth  anniversary of the date of grant. If Holder's  employment  terminates for one of the reasons  specified in  Section 2(b),  the Deferred Stock Units that vest on a pro rata  basis in connection  therewith will be paid on the next  anniversary  of the date of grant.  If,  however,  a Change in Control of EIX occurs,  the Deferred Stock
Units then outstanding will be paid upon or as soon as practical after the Change in Control of EIX.

(b) Except as expressly  provided in Section 2(b),  the Deferred  Stock Unit payments are  conditioned  upon Holder remaining  employed by the Company through the applicable  payment dates (or, if a Change in Control of EIX occurs, until such event).

(c) Each Deferred  Stock Unit is equivalent to one share of EIX Common Stock and, when vested,  will be paid in the form of a single  share of EIX Common  Stock as a Stock  Payment  under the ECP.  The  shares of EIX  Common  Stock payable in respect of Deferred  Stock Units will be delivered  within 30 days  following the payment date specified in 3(a). No fractional  shares will be issued.  Any  fractional  Deferred Stock Unit payable will be rounded to the nearest whole number.

(d) No dividend equivalents shall be credited on or with respect to the Deferred Stock Units.

4. TRANSFER AND BENEFICIARY
The Deferred  Stock Units will not be  transferable  by Holder.  During the lifetime of Holder,  the Deferred Stock
Units will be payable only to him or her.  Except as provided in the following two  sentences,  Holder's  spouse is the beneficiary  and, upon the death of Holder,  will be entitled to receive payment of the Deferred Stock Units as determined  at that time under  Section 2(b) to be vested and unpaid.  If Holder is unmarried at the time of his or her death,  Holder's estate is the beneficiary  and, upon the death of Holder,  will be entitled to receive payment of the Deferred  Stock Units as  determined  at that time under  Section  2(b) to be vested and unpaid.  Holder may designate a  different  beneficiary  to receive  payment in the event of his or her death;  provided  (a) that such designation  shall be in writing on a form  designated by EIX for that purpose,  and (b) that, if Holder is married at the time of his or her death,  such  beneficiary  designation  must have been  consented to in writing by his or her spouse on such form in order for such designation to be valid.

5.  TERMINATION OF DEFERRED STOCK UNITS
Subject to any pro-rated  vesting  provided for in Section 2(b),  Holder's  unvested  Deferred  Stock Units will be forfeited in the event of the  termination of the Holder's  employment.  In addition,  the Deferred Stock Units may be terminated if EIX elects to substitute cash awards as provided under Section 9.

6. TAXES

EIX will have the right to retain and withhold  the amount of taxes  required by any  government  to be withheld or otherwise  deducted and remitted with respect to payment of the Deferred Stock Units.  In its  discretion,  EIX may require  Holder to  reimburse  EIX for any such taxes  required to be remitted by the Company and may  withhold any distribution  in whole or in part until EIX is so reimbursed.  In lieu thereof,  the Company will have the right to withhold  from any other cash amounts due from the Company to Holder an amount  equal to such taxes  required to be withheld by the  Company,  or to retain and  withhold a number of shares of EIX Common  Stock having a market value equal to such taxes and cancel (in whole or in part) the shares,  or to  repurchase  such shares from Holder within six months after the shares of Common Stock were acquired by Holder.  Shares  withheld or  repurchased to reimburse
EIX for federal  and state  income and  payroll  taxes  shall be limited to the number of shares  which have a fair market  value on the date of  withholding  or  repurchase  (based on the closing  price of EIX Common Stock on that date) equal to the aggregate amount of such tax liabilities based on the minimum  statutory  withholding rates that are  applicable  to such  supplemental  taxable  income.  To the extent  legally  permitted,  EIX may  satisfy  the
Company's  withholding  obligations with respect to the vesting and payment of an installment of the Deferred Stock
Units by reducing the number of shares otherwise issuable with respect to the vested Deferred Stock Units.

7. CONTINUED EMPLOYMENT
Nothing in the award  certificate or this statement of terms and conditions  will be deemed to confer on Holder any right to continue in the employ of EIX or an EIX  affiliate  or interfere in any way with the right of the employer to terminate his or her employment at any time.

8. NOTICE OF DISPOSITION OF SHARES AND SECTION 16
(a) Holder  agrees that if he or she should  dispose of any shares of stock  acquired  upon payment of the Deferred
Stock Units,  including a  disposition  by sale,  exchange,  gift or transfer of legal title within six months from the date such shares are transferred to Holder, Holder will notify EIX promptly of such disposition.

(b) If Deferred  Stock Units are granted to a person who later becomes  subject to the  provisions of Section 16 of the Securities  Exchange Act of 1934, as amended  ("Section  16"), the Deferred  Stock Units will  immediately  and automatically  become subject to the requirements of Rule  16b-3(d)(3)  ("Rule") and may not be paid until the Rule has been satisfied.  In its sole  discretion,  EIX may take any action to assure  compliance with the  requirements of the Rule,  including  withholding  delivery  to Holder  (or any other  person) of any  security  or of any other payment  in any form  until the  requirements  of the Rule  have been  satisfied.  The  Secretary  of EIX may waive compliance  with the  requirements  of the Rule if he or she  determines  the  transaction  to be  exempt  from the provisions of Section 16(b).

9. AMENDMENT
The  Deferred  Stock  Units are  subject to the terms of the ECP as amended  from time to time.  EIX  reserves  the right to  substitute  cash awards  substantially  equivalent  in value to the Deferred  Stock  Units.  The Deferred
Stock Units may not otherwise be restricted

or limited by any ECP  amendment or  termination  approved  after the date of grant of the award  without  Holder's consent.

10. FORCE AND EFFECT
The  various   provisions   herein  are  severable  in  their  entirety.   Any   determination   of  invalidity  or
unenforceability  of any one  provision  will have no effect on the  continuing  force and effect of the  remaining provisions.

11. GOVERNING LAW
The terms and conditions of the Deferred Stock Units will be construed under the laws of the State of California.

12. NOTICE
Unless waived by EIX, any notice  required under or relating to the Deferred  Stock Units must be in writing,  with postage prepaid, addressed to: Edison International, Attn: Corporate Secretary, P.O. Box 800, Rosemead, CA 91770.

EDISON INTERNATIONAL

Beverly P. Ryder
-------------------------------------------
Beverly P. Ryder
Vice President and Secretary

                                                    APPENDIX A
                                             2001 DEFERRED STOCK UNITS
                                                TERMS AND CONDITIONS

                                                 Change In Control

"Change in Control of EIX" shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(a)      Any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of
         EIX) becomes the Beneficial Owner, directly or indirectly, of securities of EIX representing thirty percent (30%) or more of the combined voting power of EIX's then outstanding securities.  "Person" means
         "person" as used under Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the
         "Exchange Act") other than one or more underwriters acquiring newly-issued voting securities (or securities convertible into voting securities) directly from EIX with a view towards distribution.
         "Beneficial Owner" is used as defined in Rule 13d-3 under the Exchange Act.

(b)      On any day after the date of grant (the "Measurement Date") Continuing Directors cease for any reason to constitute a majority of the EIX Board of Directors ("Board").  A director is a "Continuing Director" if he or she either:

         (i)      was a member of the Board on the applicable Initial Date (an "Initial Director"); or

         (ii)     was elected to the Board, or was nominated for election by EIX's shareholders, by a vote of at least two-thirds (2/3) of the Initial Directors then in office.

         A member of the Board who was not a director on the applicable Initial Date shall be deemed to be an
         Initial Director for purposes of clause (ii) above if his or her election, or nomination for election by
         EIX's shareholders, was approved by a vote of at least two-thirds (2/3) of the Initial Directors
         (including directors elected after the applicable Initial Date who are deemed to be Initial Directors by application of this provision) then in office.

         "Initial Date" means the later of (A) the date of grant or (B) the date that is two (2) years before the
         Measurement Date.

(c)      EIX is liquidated, other than in the context of a transaction that does not constitute a Change in
         Control of EIX under clause (d) below;

(d)      all or substantially all of EIX's assets are sold in one or a series of related transactions or EIX is merged, consolidated, or reorganized with or involving any other corporation (each a "Business
         Combination"), unless (A) as a result of the Business Combination more than fifty percent (50%) of the outstanding securities voting generally in the election of directors of the surviving or resulting entity or a parent thereof (the "Successor Entity") are, or will be, owned, directly or indirectly, in substantially the same proportions, by shareholders of EIX immediately before the Business Combination, and (B) no Person (as defined in clause (a) above) beneficially owns, directly or indirectly, more than thirty percent (30%) of the outstanding shares of the combined voting power of the outstanding voting securities of the Successor Entity after giving effect to the Business
         Combination, and (C) at least fifty percent (50%) of the members of the board of directors of the
         Successor Entity were members of the Board at the time of the execution of the initial agreement or of the action of the Board approving the Business Combination.

(e)      The consummation of such other transaction that the Board may, in its discretion in the circumstances, declare to be a Change in Control of EIX for purposes of the Deferred Stock Units.

Notwithstanding anything to the contrary in clauses (a) through (d) above, a bankruptcy of EIX or a sale or spin-off of an EIX affiliate (short of a dissolution of EIX or a liquidation of substantially all of EIX's assets, determined on an aggregate basis) will not constitute a Change in Control of EIX.